CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Amendment No. 2 of Registration Statement No. 333-164928 on Form S-1 of our reports dated April 21, 2010 of the consolidated financial statements of China Intelligent Lighting and Electronics, Inc. and Subsidiaries and of the condensed Parent Only financial statements of China Intelligent Lighting and Electronics, Inc for the year ended December 31, 2009. We also consent to the reference of our Firm under the caption “Experts” in such Registration Statement and related prospectus.

/s/MALONEBAILEY, LLP
www.malone-bailey.com
Houston, Texas
April 21, 2010